Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED
SEPTEMBER 30, 2024

Communities That Thrive

WHITESTONE REIT

CORPORATE PROFILE

NYSE: WSR

Common Shares

55 Community Centers

4.9 million sq. ft. of gross

leasable area

1,466 tenants

5 Top Growth Markets

Austin

Dallas-Fort Worth

Houston

Phoenix

San Antonio

Fiscal Year End

12/31

Common Shares &

Units Outstanding*:

Common Shares: 50.6 million

Operating Partnership Units:

0.7 million

Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt.  Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone has consistently paid a monthly dividend for more than 15 years.  The Company’s balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

We invest in properties that are or can become Community Centered Properties® from which our tenants deliver needed services to the surrounding population. We focus on properties with smaller rental spaces that present opportunities for attractive returns.

Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants, medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less than 10,000 square feet) and, as of September 30, 2024, provided a 102% premium rental rate compared to our larger space tenants. The largest of our 1,466 tenants at our wholly owned properties comprised only 2.1% of our annualized revenues for the three months ended September 30, 2024, and no single tenant exceeded 2.1%.

Distribution (per share / unit)*:
Quarter: $ 0.12375	Investor Relations:
Annualized: $ 0.495	Whitestone REIT
Dividend Yield: 3.47%**	David Mordy
Director, Investor Relations
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Amy S. Feng	website: www.whitestonereit.com
Nandita V. Berry
Julia B. Buthman	Analyst Coverage:
David K. Holeman	Alliance Global Partners	B. Riley Securities	Colliers	JMP Securities
Jeffrey A. Jones	Gaurav Mehta	John Massocca	Barry Oxford	Mitchell Germain
David F. Taylor	646.908.3825	646.885.5424	203.961.6573	212.906.3537
	gmehta@allianceg.com	jmassocca@brileyfin.com	barry.oxford@colliers.com	mgermain@jmpsecurities.com

	Lucid Capital Markets	Maxim Group	Truist Securities
* As of October 28, 2024	Craig Kucera	Michael Diana	Anthony Hau
** Based on common share price	917.890.4412	212.895.3641	212.303.4176
of $14.28 as of close of market on	ckucera@lucidcm.com	mdiana@maximgrp.com	anthony.hau@truist.com
October 28, 2024.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT

REPORTS THIRD QUARTER 2024 RESULTS

Houston, Texas, October 30, 2024 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the third quarter of 2024. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sunbelt.

“Whitestone delivered a very strong quarter, delivering 4.6% Same Store Net Operating Income growth, GAAP leasing spreads of 25.3% and occupancy of 94.1%. We raised our SS NOI guidance by 75 basis points on the bottom end and 25 basis points on the top end and are now estimating SS NOI growth in the 3.75 – 4.75% range.  We continued to strengthen our balance sheet, improving our Debt to EBITDAre ratio by 0.8 turns sequentially from the second quarter to 7.2 times, and further laddered our debt maturities and fixing interest rates through the entry into a new $20 million term loan in October, due in 2028 with a fixed interest rate of 5.2%.  The proceeds from the new term loan were used to pay down our floating rate line of credit.  The leasing environment in our markets remains robust, extending our streak of 10 consecutive quarters with leasing spreads of 17% or greater. Our curated portfolio in some of the fastest growing markets in the U.S. provides clear visibility on continued earnings growth to enhance shareholder value. We are reiterating our 2024 Core FFO per share guidance, which provides for 11% year-over-year growth at the midpoint.”

– Dave Holeman, Chief Executive Officer

Third Quarter 2024 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $38.6 million versus $37.1 million for the third quarter of 2023.
•	Net Income attributable to common shareholders of $7.6 million, or $0.15 per diluted share, versus $2.5 million, or $0.05 per diluted share for the third quarter of 2023.
•	Core Funds from Operations (“FFO”) of $13.0 million versus $11.7 million for the third quarter of 2023.
•	FFO per diluted share of $0.25 versus $0.23 for the third quarter of 2023.
•	Core FFO per diluted share was $0.25 versus $0.23 for the third quarter of 2023.
•	EBITDAre of $21.6 million versus $20.4 million for the third quarter of 2023.
•	Same-Store Net Operating Income (“NOI”) grew 4.6% to $24.2 million versus $23.2 million for the third quarter of 2023.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 3.6% to $23.65, compared to the prior year quarter.

Operating Results

For the three month periods ending September 30, 2024 and 2023, the Company’s operating highlights were as follows:

	Third Quarter 2024	Third Quarter 2023
Occupancy:
Wholly Owned Properties – All	94.1%	92.7%
>10,000 Sq Ft Occupancy	97.4%	96.0%
≤ 10,000 Sq Ft Occupancy	92.2%	90.8%
Same Store Property Net Operating Income Change (1)	4.6%	4.9%
Rental Rate Growth - Total (GAAP Basis):	25.3%	24.4%
New Leases	22.7%	23.6%
Renewal Leases	25.9%	24.6%
Leasing Transactions:
Number of New Leases	26	29
New Leases - Lease Term Revenue (millions)	$7.6	$11.2
Number of Renewal Leases	46	58
Renewal Leases - Lease Term Revenue (millions)	$15.3	$15.7

Balance Sheet and Debt Metrics

•	As of September 30, 2024, Whitestone had total debt of $634.6 million, along with capacity and availability of $121.0 million each under its $250 million revolving credit facility.
•	As of September 30, 2024, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On September 4, 2024, the Company declared a quarterly cash distribution of $0.12375 per common share and OP unit for the fourth quarter of 2024, to be paid in three equal installments of $0.04125 in October, November, and December of 2024.

2024 Full Year Guidance

The Company has updated its 2024 full-year guidance for net income attributable to Whitestone REIT, same store net operating income growth, general and administrative expense, the gain on sale of properties to include the impact of the gain recognized on the sale of Mercado at Scottsdale Ranch and Fountain Hills Plaza, interest expense expectations partially related to timing differences of property sales and acquisitions, and the impact of proxy contest costs.  The guidance update is as follows:

	Q3 2024 Revised Guidance	2024 Original Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT (1)(2)	$24,602 - $27,602	$16,600 - $19,600
Core FFO (3)	$50,985 - $53,985	$50,985 - $53,985

Net income attributable to Whitestone REIT per share	$0.47 - $0.53	$0.32 - $0.38
Core FFO per diluted share and OP Unit (3)	$0.98 - $1.04	$0.98 - $1.04

Key Drivers:
Same store net operating income growth (4)	3.75% - 4.75%	2.5% - 4.0%
Bad debt as a percentage of revenue	0.60% - 1.10%	0.60% - 1.10%
General and administrative expense (1)	$22,057 - $23,557	$19,700 - $21,200
Interest expense	$33,400 - $34,900	$32,600 - $34,100
Ending occupancy	93.8% - 94.8%	93.8% - 94.8%
Gain on sale of properties (2)	$10,212	$0
Net Debt to EBITDAre Ratio (5)	7.0X - 6.6X	7.0X - 6.6X

(1)	2024 revised guidance includes estimated proxy contest costs of $1,757.
(2)	2024 revised guidance includes a gain on sale of properties that occurred during the nine months ended September 30, 2024.
(3)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure.

(4)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees.
(5)	Fourth quarter annualized EBITDAre. For EBITDAre and Debt/EBITDAre, non-GAAP financial measures, please see the respective reconciliation tables.

Portfolio Statistics

As of September 30, 2024, Whitestone wholly owned 55 Community-Centered Properties™ with 4.9 million square feet of gross leasable area (“GLA”). Five of the 55 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 31 properties in Texas and 24 in Arizona. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (6), Dallas-Fort Worth (9), Houston (13), Phoenix (24), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owned an 81.4% equity interest in eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP. On January 25, 2024, the Company exercised its notice of redemption for substantially all of its investment in Pillarstone OP. As of September 30, 2024, our ownership in Pillarstone OP no longer represents a majority interest.

At the end of the third quarter, the Company’s diversified tenant base was comprised of 1,466 tenants, with the largest tenant accounting for only 2.1% of annualized base rental revenues. No single tenant exceeded 2.1% of total revenue. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Thursday, October 31, 2024, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Friday, November 15, 2024. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13742564

Supplemental Financial Information

The third quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy and the real estate industry, both in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston, Dallas, and Phoenix in particular, including the potential impact of public health emergencies, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation, which may increase our operating costs or general and administrative expenses; our current geographic concentration in the Houston, Dallas, and Phoenix metropolitan area markets makes us susceptible to potential local economic downturns; natural disasters, such as floods and hurricanes, which may increase as a result of climate change may adversely affect our returns and adversely impact our existing and prospective tenants; increasing focus by stakeholders on environmental, social, and governance matters; financial institution disruptions; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of our operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all: the ultimate amount we will collect in connection with the redemption of our equity investment in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone” or “Pillarstone OP.”); and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, Core FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. We calculate EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest costs.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.  In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.  FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, loss on disposal of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2024	December 31, 2023

ASSETS
Real estate assets, at cost
Property	$1,243,067	$1,221,466
Accumulated depreciation	(243,500)	(229,767)
Total real estate assets	999,567	991,699
Investment in real estate partnership	—	31,671
Cash and cash equivalents	2,534	4,572
Restricted cash	—	68
Escrows and deposits	3,667	24,148
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	32,541	30,592
Receivable from partnership redemption	31,643	—
Receivable due from related party	15,186	1,513
Unamortized lease commissions, legal fees and loan costs	14,148	13,783
Prepaid expenses and other assets(2)	2,826	4,765
Finance lease right-of-use assets	10,449	10,428
Total assets	$1,112,561	$1,113,239

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$633,552	$640,172
Accounts payable and accrued expenses(3)	36,185	36,513
Payable due to related party	1,577	1,577
Tenants' security deposits	9,175	8,614
Dividends and distributions payable	6,279	6,025
Finance lease liabilities	789	721
Total liabilities	687,557	693,622
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 50,645,877 and 49,610,831 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	51	50
Additional paid-in capital	636,192	628,079
Accumulated deficit	(216,044)	(216,963)
Accumulated other comprehensive income (loss)	(679)	2,576
Total Whitestone REIT shareholders' equity	419,520	413,742
Noncontrolling interest in subsidiary	5,484	5,875
Total equity	425,004	419,617
Total liabilities and equity	$1,112,561	$1,113,239

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2024	December 31, 2023
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$17,064	$16,287
Accrued rents and other recoveries	28,312	26,751
Allowance for doubtful accounts	(14,451)	(13,570)
Other receivables	1,616	1,124
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$32,541	$30,592

(2) Operating lease right of use assets (net)	$67	$109
(3) Operating lease liabilities	$67	$112

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Rental(1)	$38,107	$36,667	$112,328	$108,405
Management, transaction, and other fees	526	467	1,116	1,040
Total revenues	38,633	37,134	113,444	109,445

Operating expenses
Depreciation and amortization	8,921	8,332	26,242	24,538
Operating and maintenance	7,303	6,862	20,667	19,847
Real estate taxes	4,838	4,693	12,988	14,168
General and administrative	4,878	5,392	17,610	15,651
Total operating expenses	25,940	25,279	77,507	74,204

Other expenses (income)
Interest expense	8,506	8,400	25,813	24,563
Gain on sale of properties	(3,762)	(5)	(10,212)	(9,626)
Loss on disposal of assets, net	111	480	183	500
Interest, dividend and other investment income	(3)	(11)	(15)	(49)
Total other expenses	4,852	8,864	15,769	15,388

Income before equity investment in real estate partnership and income tax	7,841	2,991	20,168	19,853

Deficit in earnings of real estate partnership	—	(375)	(28)	(1,627)
Provision for income tax	(118)	(95)	(327)	(339)
Net Income	7,723	2,521	19,813	17,887

Less: Net income attributable to noncontrolling interests	99	35	257	248

Net income attributable to Whitestone REIT	$7,624	$2,486	$19,556	$17,639

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.15	$0.05	$0.39	$0.36
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.15	$0.05	$0.38	$0.35

Weighted average number of common shares outstanding:
Basic	50,297	49,534	50,067	49,472
Diluted	51,305	50,637	51,106	50,399

Consolidated Statements of Comprehensive Income (Loss)

Net income	$7,723	$2,521	$19,813	$17,887

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	(8,946)	4,094	(3,296)	6,602

Comprehensive income (loss)	(1,223)	6,615	16,517	24,489

Less: Net income attributable to noncontrolling interests	99	35	257	248
Less: Comprehensive income (loss) attributable to noncontrolling interests	(115)	56	(41)	91

Comprehensive income (loss) attributable to Whitestone REIT	$(1,207)	$6,524	$16,301	$24,150

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(1) Rental
Rental revenues	$27,114	$26,521	$81,350	$78,780
Recoveries	11,338	10,535	32,009	30,571
Bad debt	(345)	(389)	(1,031)	(946)
Total rental	$38,107	$36,667	$112,328	$108,405

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$19,813	$17,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,242	24,538
Amortization of deferred loan costs	823	820
Gain on sale of properties	(10,212)	(9,626)
Loss on disposal of assets	183	500
Bad debt	1,031	946
Share-based compensation	2,805	2,485
Deficit in earnings of real estate partnership	28	1,627
Amortization of right-of-use assets - finance leases	65	72
Changes in operating assets and liabilities:
Escrows and deposits	6,238	2,282
Accrued rents and accounts receivable	(2,980)	(4,359)
Receivable due from related party	(40)	(128)
Unamortized lease commissions, legal fees and loan costs	(1,992)	(2,644)
Prepaid expenses and other assets	1,705	2,432
Accounts payable and accrued expenses	(4,114)	(1,011)
Payable due to related party	—	16
Tenants' security deposits	561	17
Net cash provided by operating activities	40,156	35,854
Cash flows from investing activities:
Acquisitions of real estate	(50,137)	(25,474)
Additions to real estate	(15,485)	(12,748)
Proceeds from sales of properties	46,444	13,447
Net cash used in investing activities	(19,178)	(24,775)
Cash flows from financing activities:
Distributions paid to common shareholders	(18,325)	(17,754)
Distributions paid to OP unit holders	(240)	(249)
Proceeds from issuance of common shares, net of offering costs	7,620	—
Payments of exchange offer costs	(81)	—
Net (payments of) proceeds from credit facility	(17,000)	34,000
Repayments of notes payable	(47,950)	(29,823)
Proceeds from notes payable	56,340	—
Payments of loan origination costs	(789)	—
Repurchase of common shares	(2,641)	(525)
Payment of finance lease liability	(18)	(10)
Net cash used in financing activities	(23,084)	(14,361)
Net decrease in cash, cash equivalents and restricted cash	(2,106)	(3,282)
Cash, cash equivalents and restricted cash at beginning of period	4,640	6,355
Cash, cash equivalents and restricted cash at end of period (1)	$2,534	$3,073

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Supplemental disclosure of cash flow information:
Cash paid for interest	$25,384	$23,223
Cash paid for taxes	$432	$435
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$29	$864
Financed insurance premiums	$2,638	$3,002
Value of shares issued under dividend reinvestment plan	$56	$55
Value of common shares exchanged for OP units	$355	$16
Change in fair value of cash flow hedge	$(3,296)	$6,602
Accrued capital expenditures	$1,439	$—
Receivable from partnership redemption	$31,643	$—
Recognition of finance lease liability	$86	$—

	September 30,
	2024	2023
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$2,534	$2,976
Restricted cash	—	97
Total cash, cash equivalents and restricted cash	$2,534	$3,073

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
FFO (NAREIT) AND CORE FFO
Net income attributable to Whitestone REIT	$7,624	$2,486	$19,556	$17,639
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,904	8,294	26,169	24,417
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	—	403	111	1,209
Loss on disposal of assets	111	480	183	500
Gain on sale of properties	(3,762)	(5)	(10,212)	(9,626)
Net income attributable to noncontrolling interests	99	35	257	248
FFO (NAREIT)	$12,976	$11,693	$36,064	$34,387
Adjustments to reconcile to Core FFO:
Proxy contest costs	—	—	1,757	—
Core FFO	$12,976	$11,693	$37,821	$34,387

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$12,976	$11,693	$36,064	$34,387
Core FFO	$12,976	$11,693	$37,821	$34,387
Denominator:
Weighted average number of total common shares - basic	50,297	49,534	50,067	49,472
Weighted average number of total noncontrolling OP units - basic	649	694	654	694
Weighted average number of total common shares and noncontrolling OP units - basic	50,946	50,228	50,721	50,166

Effect of dilutive securities:
Unvested restricted shares	1,008	1,103	1,039	927
Weighted average number of total common shares and noncontrolling OP units - diluted	51,954	51,331	51,760	51,093

FFO per common share and OP unit - basic	$0.25	$0.23	$0.71	$0.69
FFO per common share and OP unit - diluted	$0.25	$0.23	$0.70	$0.67

Core FFO per common share and OP unit - basic	$0.25	$0.23	$0.75	$0.69
Core FFO per common share and OP unit - diluted	$0.25	$0.23	$0.73	$0.67

(1)	Includes pro-rata share attributable to real estate partnership for the three months ended September 30, 2023 and through January 25, 2024, the redemption date.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of and for the periods ended September 30, 2024 and 2023 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$7,624	$2,486	$19,556	$17,639
General and administrative expenses	4,878	5,392	17,610	15,651
Depreciation and amortization	8,921	8,332	26,242	24,538
Deficit in earnings of real estate partnership (1)	—	375	28	1,627
Interest expense	8,506	8,400	25,813	24,563
Interest, dividend and other investment income	(3)	(11)	(15)	(49)
Provision for income taxes	118	95	327	339
Gain on sale of properties	(3,762)	(5)	(10,212)	(9,626)
Management fee, net of related expenses	—	—	—	16
Loss on disposal of assets, net	111	480	183	500
NOI of real estate partnership (pro rata)(1)	—	667	183	1,883
Net income attributable to noncontrolling interests	99	35	257	248
NOI	$26,492	$26,246	$79,972	$77,329
Non-Same Store NOI (2)	(1,330)	(1,074)	(5,389)	(4,228)
NOI of real estate partnership (pro rata) (1)	—	(667)	(183)	(1,883)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	25,162	24,505	74,400	71,218
Same Store straight-line rent adjustments	(695)	(833)	(2,581)	(2,390)
Same Store amortization of above/below market rents	(221)	(214)	(600)	(607)
Same Store lease termination fees	(30)	(300)	(298)	(600)
Same Store NOI (3)	$24,216	$23,158	$70,921	$67,621

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the three and nine months ended September 30, 2024 and 2023 have not been made available to us, we have estimated deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report. As of September 30, 2024, our ownership in Pillarstone OP no longer represents a majority interest. On January 25, 2024, we exercised our notice of redemption for substantially all of our investment in Pillarstone OP.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purpose of comparing the three months ended September 30, 2024 to the three months ended September 30, 2023, Non-Same Store includes properties owned before July 1, 2023, and not sold before September 30, 2024, but not included in discontinued operations. For purposes of comparing the nine months ended September 30, 2024 to the nine months ended September 30, 2023, Non-Same Store includes properties acquired between January 1, 2023 and September 30, 2024 and properties sold between January 1, 2023 and  September 30, 2024, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purpose of comparing the three months ended September 30, 2024 to the three months ended September 30, 2023, Same Store includes properties owned before July 1, 2023 and not sold before September 30, 2024. For purposes of comparing the nine months ended September 30, 2024 to the nine months ended September 30, 2023, Same Store includes properties owned before January 1, 2023 and not sold before September 30, 2024. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$7,624	$2,486	$19,556	$17,639
Depreciation and amortization	8,921	8,332	26,242	24,538
Interest expense	8,506	8,400	25,813	24,563
Provision for income taxes	118	95	327	339
Net income attributable to noncontrolling interests	99	35	257	248
Deficit in earnings of real estate partnership (1)	—	375	28	1,627
EBITDAre adjustments for real estate partnership (1)	—	223	136	169
Gain on sale of properties	(3,762)	(5)	(10,212)	(9,626)
Loss on disposal of assets	111	480	183	500
EBITDAre	$21,617	$20,421	$62,330	$59,997

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the three and nine months ended September 30, 2024 and 2023 have not been made available to us, we have estimated deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report. As of September 30, 2024, our ownership in Pillarstone OP no longer represents a majority interest. On January 25, 2024, we exercised our notice of redemption for substantially all of our investment in Pillarstone OP.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial & Revised Full Year Guidance for 2024
(in thousands, except per share and per unit data)

	Q3 Revised Range Full Year 2024 (1)		Projected Range Full Year 2024
	Low	High	Low	High
FFO and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$24,602	$27,602	$16,600	$19,600
Adjustments to reconcile to FFO
Depreciation and amortization of real estate assets	34,705	34,705	34,252	34,252
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	133	133	133	133
Gain on sale of properties	(10,212)	(10,212)	—	—
FFO	$49,228	$52,228	$50,985	$53,985
Adjustments to reconcile to Core FFO
Proxy contest costs	1,757	1,757	—	—
Core FFO	$50,985	$53,985	$50,985	$53,985
Denominator:
Diluted shares	51,262	51,262	51,262	51,262
OP Units	695	695	695	695
Diluted share and OP Units	51,957	51,957	51,957	51,957

Net income attributable to Whitestone REIT per diluted share	$0.47	$0.53	$0.32	$0.38

FFO per diluted share and OP Unit	$0.95	$1.01	$0.98	$1.04

Core FFO per diluted share and OP Unit	$0.98	$1.04	$0.98	$1.04

(1)	Includes a $10,212 gain on the sale of properties and $1,757 in proxy contest costs.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2024
(in thousands)

	Projected Range Fourth Quarter 2024
	Low	High
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$6,161	$5,311
Depreciation and amortization	8,746	8,746
Interest expense	8,013	8,013
Provision for income taxes	134	134
Net income attributable to noncontrolling interests	86	86
EBITDAre	$23,140	$22,290
Annualized EBITDAre	$92,560	$89,160

Outstanding debt, net of insurance financing	616,290	624,290
Less: Cash	(3,000)	(3,000)
Total net debt	$613,290	$621,290

Ratio of Net Debt to EBITDAre	6.6	7.0

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended September 30,		Increase	% Increase
	2024	2023	(Decrease)	(Decrease)
Same Store (48 properties excluding development land)
Property revenues
Rental	$36,586	$35,235	$1,351	4%
Management, transaction and other fees	267	460	(193)	(42)%
Total property revenues	36,853	35,695	1,158	3%

Property expenses
Property operation and maintenance	7,050	6,586	464	7%
Real estate taxes	4,641	4,604	37	1%
Total property expenses	11,691	11,190	501	4%

Total property revenues less total property expenses	25,162	24,505	657	3%

Same Store straight-line rent adjustments	(695)	(833)	138	(17)%
Same Store amortization of above/below market rents	(221)	(214)	(7)	3%
Same Store lease termination fees	(30)	(300)	270	(90)%

Same Store NOI (1)	$24,216	$23,158	$1,058	5%

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Nine Months Ended September 30,		Increase	% Increase
	2024	2023	(Decrease)	(Decrease)
Same Store (47 properties excluding development land)
Property revenues
Rental	$105,627	$102,494	$3,133	3%
Management, transaction and other fees	856	1,025	(169)	(16)%
Total property revenues	106,483	103,519	2,964	3%

Property expenses
Property operation and maintenance	19,633	18,665	968	5%
Real estate taxes	12,450	13,636	(1,186)	(9)%
Total property expenses	32,083	32,301	(218)	(1)%

Total property revenues less total property expenses	74,400	71,218	3,182	4%

Same Store straight-line rent adjustments	(2,581)	(2,390)	(191)	8%
Same Store amortization of above/below market rents	(600)	(607)	7	(1)%
Same Store lease termination fees	(298)	(600)	302	(50)%

Same Store NOI (1)	$70,921	$67,621	$3,300	5%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Other Financial Information:

Tenant improvements (1) (2)	$1,842	$599	$3,065	$2,493
Leasing commissions (1) (2)	$662	$617	$2,142	$1,682
Maintenance capital (1)	$3,268	$1,711	$4,962	$5,142
Scheduled debt principal payments (1)	$92	$371	$810	$1,305
Scheduled bond principal payment (3)	$—	$—	$7,143	$7,143
Straight-line rent income (1)	$860	$575	$2,642	$1,900
Market rent amortization income from acquired leases (1)	$313	$225	$861	$651
Non-cash share-based compensation expense (1)	$1,281	$1,083	$3,105	$2,712
Non-real estate depreciation and amortization (1)	$17	$38	$73	$121
Amortization of loan fees (1)	$289	$276	$825	$837
Undepreciated value of unencumbered properties	$923,102	$977,908	$923,102	$977,908
Number of unencumbered properties	48	51	48	51
Full time employees	73	78	73	78

(1)	Includes pro-rata share attributable to real estate partnership through September 30, 2024 and through January 25, 2024, the redemption date.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

(3)	Annual bond principal payments for the Series A Notes are scheduled to occur in March of each year, commencing in 2023.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2024
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.7%	50,646
Operating partnership units outstanding	1.3%	650
Total	100.0%	51,296

Market price of common shares as of September 30, 2024		$13.53

Total equity capitalization		$694,035	53%

Debt Capitalization:
Outstanding debt		$634,570
Less: Cash and cash equivalents		(2,534)
Less: Receivable due to real estate partnership debt default		(13,633)
Total debt capitalization		618,403	47%

Total Market Capitalization as of September 30, 2024		$1,312,438	100%

SELECTED RATIOS:

	Three Months Ended		Nine Months Ended
INTEREST COVERAGE RATIO	September 30,		September 30,
	2024	2023	2024	2023
EBITDAre/Interest Expense
EBITDAre (1)	$21,617	$20,421	$62,330	$59,997

Interest expense	8,506	8,400	25,813	24,563
Pro rata share of interest expense from real estate partnership(2)	—	158	43	476
Less: amortization of loan fees, including pro rata share from real estate partnership (2)	(289)	(276)	(825)	(837)
Interest expense, excluding amortization of loan fees	8,217	8,282	25,031	24,202

Ratio of EBITDAre to interest expense	2.6	2.5	2.5	2.5

(1)	For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2024 and 2023 have not been made available to us, we have estimated pro rata share of interest expense and amortization of loan fees based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	As of September 30,
	2024	2023
Debt/Undepreciated Book Value
Outstanding debt, net of insurance financing	$633,437	$632,353
Less: Cash	(2,534)	(2,976)
Less: Receivable due to real estate partnership debt default	(13,633)	—
Add: Proportional share of net debt of real estate partnership (1)	—	8,685
Total Net Debt	$617,270	$638,062

Undepreciated real estate assets	$1,243,067	$1,227,532
Add: Proportional share of real estate from unconsolidated partnership (1)	—	45,617
Undepreciated real estate assets	$1,243,067	$1,273,149
Ratio of debt to real estate assets	50%	50%

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2023 have not been made available to us, we have estimated proportional share of net debt and real estate based on the information available to us at the time of this Report.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Debt/EBITDAre Ratio
Outstanding debt, net of insurance financing	$633,437	$632,353	$633,437	$632,353
Less: Cash	(2,534)	(2,976)	(2,534)	(2,976)
Less: Deposit due to real estate partnership debt default	(13,633)	—	(13,633)	—
Add: Proportional share of net debt of unconsolidated real estate partnership (1)	—	8,685	—	8,685
Total Net Debt	$617,270	$638,062	$617,270	$638,062

EBITDAre	$21,617	$20,421	$62,330	$59,997

Effect of partial period acquisitions and dispositions	$(172)	$—	$(1,004)	$—

Pro forma EBITDAre	$21,445	$20,421	$61,326	$59,997

Annualized pro forma EBITDAre	$85,780	$81,684	$81,768	$79,996

Ratio of debt to pro forma EBITDAre	7.2	7.8	7.5	8.0

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2023 have not been made available to us, we have estimated proportional share of net debt based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2024	December 31, 2023
Fixed rate notes
$265.0 million, 3.18% plus 1.45% to 2.10% Note, due January 31, 2028 (1)	$265,000	$265,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	17,383	17,658
$14.0 million 4.34% Note, due September 11, 2024	—	12,427
$14.3 million 4.34% Note, due September 11, 2024	—	13,257
$15.1 million 4.99% Note, due January 6, 2024	—	13,350
$50.0 million, 5.09% Note, due March 22, 2029 (Series A)	35,714	42,857
$50.0 million, 5.17% Note, due March 22, 2029 (Series B)	50,000	50,000
$2.5 million 7.79% Note, due February 28, 2025	1,133	—
$50.0 million, 3.71% plus 1.50% to 2.10% Note, due September 16, 2026 (2)	50,000	50,000
$56.3 million, 6.23% Note, due July 31, 2031	56,340	—

Floating rate notes
Unsecured line of credit, SOFR plus 1.50% to 2.10%, due September 16, 2026	79,000	96,000
Total notes payable principal	634,570	640,549
Less deferred financing costs, net of accumulated amortization	(1,018)	(377)
Total notes payable	$633,552	$640,172

(1)

Promissory note that includes an interest rate swap that fixes the SOFR portion of the term loan at an interest rate of 2.16% through October 28, 2022, 2.76% from October 29, 2022 through January 31, 2024, and 3.32% from February 1, 2024 though January 31, 2028.

(2)	A portion of the unsecured line of credit includes an interest rate swap to fix the SOFR portion of the loan at 3.71%.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2024
(in thousands)

Year	Amount Due
2024 (remaining)	$18,062
2025	17,596
2026	146,143
2027	97,414
2028	282,823
Thereafter	72,532
Total	$634,570

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties®	September 30, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Whitestone	4,943,761	94%	94%	94%	93%

Unconsolidated real estate partnership	N/A	N/A	N/A	54%	54%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Albertsons Companies, Inc. (2)	Austin and Phoenix	$2,268	2.1%	5/8/1991, 4/1/2014, 7/1/2000, 10/19/2016 and 4/1/2014	2026, 2029, 2030, 2030 and 2034
Whole Foods Market	Houston	2,247	2.1%	9/3/2014	2035
Frost Bank	Houston	1,961	1.8%	7/1/2014	2029
Newmark Real Estate of Houston LLC	Houston	1,311	1.2%	10/1/2015	2026
Fitness Alliance, LLC	Houston	971	0.9%	11/29/2022	2039
Dollar Tree (3)	Houston and Phoenix	797	0.7%	6/29/2001, 11/8/2009, 8/8/2018, 8/10/1999, 12/17/2009 and 04/05/2024	2026, 2027, 2028, 2030, 2030 and 2035
Walgreens & Co. (4)	Houston and Phoenix	767	0.7%	11/14/1982, 8/24/1996 and 11/3/1996	2027, 2056 and 2056
Alamo Drafthouse Cinema	Austin	740	0.7%	2/1/2012	2031
Total Wine	Houston	564	0.5%	11/27/2018	2029
Starbucks Corporation (5)	Dallas and Phoenix	489	0.5%	8/8/2016, 5/29/2003, 7/1/1997, 7/14/2004, 7/8/1999, 10/15/2001	2027, 2028, 2028, 2029, 2025, 2034
Regus Corporation	Houston	488	0.4%	5/23/2014	2025
Kroger Co.	Dallas	483	0.4%	12/15/2000	2027
Capital Area Multispecialty Providers	Austin	458	0.4%	5/23/2014	2026
Original Ninfas LP	Houston	437	0.4%	8/29/2018	2029
Merrill Lynch	Arizona	398	0.4%	4/28/2017	2027
		$14,379	13.2%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2024 for each applicable tenant multiplied by 12.

(2)

As of September 30, 2024, we had five leases with the same tenant occupying space at properties located in Phoenix and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,099,000, which represents approximately 1.0% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2029, was $46,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2030, was $353,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2030, was $425,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)

As of September 30, 2024, we had six leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2030, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2030, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 8, 2018, and is scheduled to expire in 2028, was $115,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on September 10, 2024, and is scheduled to expire in 2035, was $139,000, which represents approximately 0.1% of our total annualized base rental revenue.

(4)

As of September 30, 2024, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2056, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $190,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(5)

As of September 30, 2024, we had six leases with the same tenant occupying space at properties in Dallas and Phoenix. The annualized rental revenue for the lease that commenced on July 1, 1997, and is scheduled to expire in 2028, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 8, 1999, and is scheduled to expire in 2025, was $96,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 15, 2001, and is scheduled to expire in 2034, was $135,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 29, 2003, and is scheduled to expire in 2028, was $58,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 14, 2014, and is scheduled to expire in 2029, was $58,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 8, 2016, and is scheduled to expire in 2027, was $84,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of September 30, 2024

	% of Leased SF	% of ABR
Restaurants & Food Service	19%	26%
Salons	7%	9%
Medical & Dental	7%	8%
Grocery	12%	7%
Financial Services	5%	7%
General Retail	8%	5%
Home Décor And Improvement	5%	5%
Apparel	5%	5%
Fitness	6%	4%
Non Retail	4%	4%
Education	4%	4%
Pet Supply & Services	3%	3%
Off-Price	4%	2%
Pharmacies & Nutritional Supplies	2%	2%
Entertainment	3%	2%
Local Services	2%	2%
Sporting Goods	1%	2%
Wireless	1%	1%
Automotive Supply & Services	1%	1%
Postal Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
RENEWALS
Number of Leases	46	58	139	148
Total Square Feet (1)	184,642	275,485	554,951	546,791
Average Square Feet	4,014	4,750	3,992	3,695
Total Lease Value	$15,256,000	$15,669,000	$46,662,000	$39,232,000
NEW LEASES
Number of Leases	26	29	80	75
Total Square Feet (1)	47,636	74,901	180,744	170,986
Average Square Feet	1,832	2,583	2,259	2,280
Total Lease Value	$7,633,000	$11,169,000	$31,560,000	$29,362,000
TOTAL LEASES
Number of Leases	72	87	219	223
Total Square Feet (1)	232,278	350,386	735,695	717,777
Average Square Feet	3,226	4,027	3,359	3,219
Total Lease Value	$22,889,000	$26,838,000	$78,222,000	$68,594,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2024	54	$17,953,635	191,853	4.0	$510,909	$2.66	$22.31	$19.93	$455,447	11.9%	$895,472	25.3%
2nd Quarter 2024	59	29,204,907	257,446	4.8	899,536	3.49	20.60	19.13	379,043	7.7%	823,284	17.5%
1st Quarter 2024	55	13,968,575	160,060	3.5	413,207	2.58	23.06	21.10	313,789	9.3%	524,498	17.0%
4th Quarter 2023	51	38,447,409	199,155	6.1	4,557,889	22.89	30.58	27.85	543,678	9.8%	1,121,445	21.8%
Total - 12 months	219	$99,574,526	808,514	4.7	$6,381,541	$7.89	$23.95	$21.86	$1,691,957	9.6%	$3,364,699	20.4%

Comparable New Leases:
3rd Quarter 2024	12	$3,609,246	21,279	5.2	$327,071	$15.37	$31.68	$30.44	$26,401	4.1%	$134,334	22.7%
2nd Quarter 2024	13	8,571,543	26,603	7.0	720,107	27.07	39.25	34.37	129,851	14.2%	287,358	33.3%
1st Quarter 2024	10	3,571,923	26,237	3.6	308,032	11.74	25.81	20.33	143,967	27.0%	144,868	25.9%
4th Quarter 2023	22	16,633,936	69,717	8.3	2,488,839	35.70	28.47	22.78	396,321	25.0%	564,462	37.3%
Total - 12 months	57	$32,386,648	143,836	6.7	$3,844,049	$26.73	$30.45	$25.61	$696,540	18.9%	$1,131,022	32.1%

Comparable Renewal Leases:
3rd Quarter 2024	42	$14,344,389	170,574	3.9	$183,838	$1.08	$21.14	$18.62	$429,046	13.5%	$761,138	25.9%
2nd Quarter 2024	46	20,633,364	230,843	4.6	179,429	0.78	18.45	17.37	249,192	6.2%	535,926	13.9%
1st Quarter 2024	45	10,396,652	133,823	3.5	105,175	0.79	22.52	21.25	169,822	6.0%	379,630	15.0%
4th Quarter 2023	29	21,813,473	129,438	5.0	2,069,050	15.98	31.72	30.58	147,357	3.7%	556,983	15.3%
Total - 12 months	162	$67,187,878	664,678	4.3	$2,537,492	$3.82	$22.55	$21.05	$995,417	7.1%	$2,233,677	17.2%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2024	72	$22,888,824	232,278	4.1	$1,224,330	$5.27	$22.81
2nd Quarter 2024	77	36,824,327	311,068	5.6	2,095,800	6.74	19.86
1st Quarter 2024	70	18,509,292	192,349	3.7	844,007	4.39	23.17
4th Quarter 2023	76	50,279,763	258,990	4.7	6,262,868	24.18	29.95
Total - 12 months	295	$128,502,206	994,685	5.0	$10,427,005	$10.48	$23.81

New
3rd Quarter 2024	26	$7,633,107	47,636	5.4	$1,030,206	$21.63	$27.87
2nd Quarter 2024	30	16,094,371	78,355	8.6	1,915,164	24.44	24.24
1st Quarter 2024	24	7,832,752	54,753	4.3	735,334	13.43	24.70
4th Quarter 2023	44	26,659,160	116,183	5.00	4,152,302	35.74	28.02
Total - 12 months	124	$58,219,390	296,927	7.0	$7,833,006	$26.38	$26.38

Renewal
3rd Quarter 2024	46	$15,255,717	184,642	3.8	$194,124	$1.05	$21.50
2nd Quarter 2024	47	20,729,956	232,713	4.6	180,636	0.78	18.38
1st Quarter 2024	46	10,676,540	137,596	3.5	108,673	0.79	22.56
4th Quarter 2023	32	23,620,603	142,807	4.5	2,110,566	14.78	31.52
Total - 12 months	171	$70,282,816	697,758	4.2	$2,593,999	$3.72	$22.72

(1)

Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.
(3)	Estimated amount per signed lease. Actual cost of construction may vary.
(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2024
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2024	260	375,823	7.6%	$6,294	5.8%	$16.75
2025	277	621,507	12.6%	16,345	15.1%	26.30
2026	194	655,293	13.3%	14,323	13.3%	21.86
2027	190	624,680	12.6%	15,086	14.0%	24.15
2028	171	590,159	11.9%	14,154	13.1%	23.98
2029	154	584,852	11.8%	14,088	13.0%	24.09
2030	69	350,255	7.1%	7,147	6.6%	20.41
2031	36	153,458	3.1%	4,235	3.9%	27.60
2032	32	166,397	3.4%	4,045	3.7%	24.31
2033	20	103,729	2.1%	2,496	2.3%	24.06
Total	1,403	4,226,153	85.5%	$98,213	90.9%	$23.24

(1)	Lease expirations table reflects rents in place as of September 30, 2024, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2024 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of September 30, 2024

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	9/30/2024	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	87%	$861	$13.62	$14.52
Anderson Arbor	Austin	2001	89,746	93%	2,012	24.11	24.47
Anthem Marketplace	Phoenix	2000	113,293	97%	1,762	16.03	16.07
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	255	37.21	34.00
Arcadia Towne Center	Phoenix	1966	69,503	100%	1,756	25.27	26.89
BLVD Place	Houston	2014	216,944	94%	8,974	44.01	44.43
The Citadel	Phoenix	2013	28,547	100%	564	19.76	20.77
City View Village	San Antonio	2005	17,870	90%	548	34.07	33.95
Dana Park Pad	Phoenix	2002	12,000	100%	333	27.75	29.00
Davenport Village	Austin	1999	128,934	92%	3,530	29.76	29.33
Eldorado Plaza	Dallas	2004	219,287	99%	3,699	17.04	17.44
Fountain Square	Phoenix	1986	118,209	88%	1,990	19.13	19.01
Fulton Ranch Towne Center	Phoenix	2005	120,575	96%	2,466	21.30	22.39
Garden Oaks Shopping Center	Houston	1954	106,858	96%	1,815	17.69	18.20
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	1,077	21.80	21.63
Heritage	Dallas	2006	70,431	100%	1,813	25.74	26.39
HQ Village	Dallas	2009	89,134	93%	2,674	32.26	31.20
Keller Place	Dallas	2001	93,541	95%	1,121	12.61	13.19
Kempwood Plaza	Houston	1974	91,302	100%	1,450	15.88	15.39
La Mirada	Phoenix	1997	147,209	99%	3,884	26.65	26.43
Lake Woodlands Crossing	Houston	2018	60,246	100%	2,077	34.48	36.23
Lakeside Market	Dallas	2000	164,899	94%	4,434	28.61	29.95
Las Colinas	Dallas	2000	104,919	92%	2,867	29.70	31.40
Lion Square	Houston	1980	117,592	91%	1,926	18.00	17.85
The MarketPlace at Central	Phoenix	2012	111,130	98%	1,175	10.79	10.92
Market Street at DC Ranch	Phoenix	2003	244,888	98%	6,450	26.88	27.57
Paradise Plaza	Phoenix	1983	125,898	90%	1,624	14.33	14.71
Parkside Village North	Austin	2005	27,045	100%	938	34.68	33.57
Parkside Village South	Austin	2012	90,101	96%	2,533	29.28	29.12
Pinnacle of Scottsdale	Phoenix	1991	113,108	95%	2,659	24.75	23.98
Pinnacle Phase II	Phoenix	2017	27,063	100%	899	33.22	30.89
The Promenade at Fulton Ranch	Phoenix	2007	98,792	93%	1,557	16.95	17.02
Providence	Houston	1980	90,327	98%	1,236	13.96	14.05
Quinlan Crossing	Austin	2012	109,892	97%	2,825	26.50	26.75
Scottsdale Commons	Phoenix	1980	69,482	99%	1,837	26.71	26.71
Seville	Phoenix	1990	90,042	90%	2,895	35.72	36.69
Shaver	Houston	1978	21,926	100%	389	17.74	17.38
Shops at Pecos Ranch	Phoenix	2009	78,767	97%	1,990	26.05	26.57
Shops at Starwood	Dallas	2006	55,385	100%	1,947	35.15	34.83
The Shops at Williams Trace	Houston	1985	132,991	98%	2,400	18.41	19.86
Starwood Phase II	Dallas	2016	35,351	97%	1,336	38.96	39.02
The Strand at Huebner Oaks	San Antonio	2000	73,920	100%	1,976	26.73	27.92
SugarPark Plaza	Houston	1974	95,032	100%	1,518	15.97	15.78
Sunset at Pinnacle Peak	Phoenix	2000	41,530	100%	1,120	26.97	25.38
Terravita Marketplace	Phoenix	1997	102,733	97%	1,577	15.83	15.64
Town Park	Houston	1978	43,526	93%	1,052	25.99	25.84
Village Square at Dana Park	Phoenix	2009	323,026	87%	6,749	24.02	25.27

Whitestone REIT and Subsidiaries
Property Details
As of September 30, 2024

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	9/30/2024	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Williams Trace Plaza	Houston	1983	129,222	93%	2,614	21.75	23.01
Windsor Park	San Antonio	2012	196,458	85%	1,699	10.17	10.92
Woodlake Plaza	Houston	1974	106,169	62%	1,148	17.44	17.35
Total/Weighted Average - Whitestone Properties			4,943,761	94%	108,031	23.25	23.65

Land Held for Development:
Anderson Arbor PAD	Austin	N/A	—	—%	—	—	—
BLVD Phase II-B	Houston	N/A	—	—%	—	—	—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,943,761	94%	$108,031	$23.25	$23.65

(1)

Calculated as the tenant’s actual September 30, 2024 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2024. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2024 equaled approximately $285,000 for the month ended September 30, 2024.

(2)	Calculated as annualized base rent divided by leased square feet as of September 30, 2024.

(3)

Represents (i) the contractual base rent for leases in place as of September 30, 2024, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of September 30, 2024.

(4)	As of September 30, 2024, these parcels of land were held for development and, therefore, had no gross leasable area.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Garden Oaks Center | Kempwood Plaza | Lake Woodlands Crossing | Lion Square | Providence Plaza
Shaver Street Center | Shops at Williams Trace | Sugar Park Plaza | Town Park Plaza | Woodlake Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Arcadia Towne Center | Fountain Square | Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center |
Market Street at DC Ranch Marketplace at Central | Paradise Plaza
Pinnacle of Scottsdale | Scottsdale Commons | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037